FILE NO. 70-8037


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO. 5
                               (POST-EFFECTIVE) TO
                                    FORM U-1

                                   APPLICATION

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935



                       CENTRAL AND SOUTH WEST CORPORATION
                          1616 Woodall Rodgers Freeway
                               Dallas, Texas 75202

                         CENTRAL POWER AND LIGHT COMPANY
                                  P.O. Box 2121
                           Corpus Christi, Texas 78403

                  (Names of companies filing this statement and
                    addresses of principal executive offices)



                       CENTRAL AND SOUTH WEST CORPORATION

                 (Name of top registered holding company parent)



                           Wendy G. Hargus , Treasurer
                       Central and South West Corporation
                          1616 Woodall Rodgers Freeway
                               Dallas, Texas 75202

                           Wendy G. Hargus, Treasurer
                         Central Power and Light Company
                                  P.O. Box 2121
                           Corpus Christi, Texas 78403

                              Ronald T. Astin, Esq.
                             Vinson & Elkins L.L.P.
                              2300 First City Tower
                               1001 Fannin Street
                            Houston, Texas 77002-6760
                   (Name and addresses of agents for service)

Item 6.  Exhibits and Financial Statements.
Item 6 is amended as follows:
         Confidential
         Exhibit 12 - Form of Amended and Restated Participation Agreement (filed hereto).

         Confidential
         Exhibit 13 - Form of South Texas Project Operating Agreement (filed hereto).

         Confidential
         Exhibit 14 - Form of Articles of Incorporation of OPCO (filed hereto).

         Confidential
         Exhibit 15 - Form of Bylaws of OPCO (filed hereto).

         Exhibit 16 - Preliminary Opinion of Vinson & Elkins LLP, Counsel to CSW and CPL (filed hereto).

         Exhibit 18 - Financial Data Schedule (per books and pro forma) (filed hereto).

         Exhibit 19 - Financial Statements (per books and pro forma) of CSW and CPL and consolidated subsidiaries as of December 31, 1996 (filed hereto)

                                S I G N A T U R E

                  Pursuant to the requirements of the Public Utility Holding company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
                  Dated:  June 19, 1997
                                        CENTRAL AND SOUTH WEST CORPORATION

                                       By:/s/ WENDY G. HARGUS
                                              Wendy G. Hargus
                                              Treasurer

                                S I G N A T U R E


                  Pursuant to the requirements of the Public Utility Holding company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
                  Dated:  June 19, 1997

                                       CENTRAL POWER AND LIGHT COMPANY

                                       By:/s/ WENDY G. HARGUS
                                            Wendy G. Hargus
                                            Treasurer

                                INDEX OF EXHIBITS

EXHIBIT                                                         TRANSMISSION
NUMBER                       EXHIBITS                               METHOD

12             Form of Amended and Restated Participation          EDGAR
               Agreement

13             Form of South Texas Project Operating               EDGAR
               Agreement

14             Form of Articles of Incorporation of OPCO           EDGAR

15             Form of Bylaws of OPCO                              EDGAR

16             Preliminary Opinion of Vinson & Elkins LLP,         EDGAR
               Counsel to CSW and CPL

17             Final or "past tense" opinion of Vinson & Elkins
               LLP, Counsel to CSW and CPL (to be filed with Certificate of Notification)

18             Financial Data Schedule (per books and pro          EDGAR
               forma) of CSW and CPL and consolidated
               subsidiaries as of December 31, 1996 (to be filed by amendment)

20             Proposed Form of Notice                             EDGAR